I consent to the incorporation by reference in this Form S-8 Registration Statement of Commerce Group Corp., of my report dated May 19, 1998, relating to the financial statements of Commerce Group Corp. for the years ended March 31, 1998 and 1997.


Bruce Michael Redlin
Certified Public Accountant


Milwaukee, Wisconsin
June 20, 1998